FIRST NATIONAL SOUTH

                             PHANTOM STOCK AGREEMENT


         THIS AGREEMENT is made this day of , 1997 by and between FIRST NATIONAL SOUTH, a national banking association located at 307 North Main Street, Marion, South Carolina (the "Bank"), M&M FINANCIAL CORPORATION, a South Carolina corporation (the "Company") of which the Bank is a wholly-owned subsidiary, and Chester A. Duke (the "Executive").

                                  INTRODUCTION


         To encourage the Executive to remain an employee of the Bank, the Bank is willing to provide to the Executive a phantom stock opportunity. The Bank will pay the value of the phantom stock account in cash from its general assets.

                                    AGREEMENT


         The Executive, the Bank and the Company agree as follows:

                                    Article 1

                                   Definitions


     1.1 Definitions. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

               1.1.1 "Change of Control" means the transfer of more than 50% of the Company's outstanding voting common stock or if the Company is merged or consolidated with another corporation in an acquisition transaction or the Company sells substantially all of the assets of the Company, or the Bank which employs the Executive is merged or consolidated with another bank which is not owned at least 50% by the Company or its subsidiary or the Bank has a change of control in which more than 50% of the stock of the Bank is acquired or the Bank sells substantially all of its assets.

               1.1.2 "Code" means the "Internal Revenue Code of 1986, as amended.

               1.1.3 "Disability"  means the Executive's  inability to engage in
          any   substantial   gainful   activity  by  reason  of  any  medically
          determinable physical or mental impairment

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         which can be  expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. As a condition to any benefits, the Bank may require the Executive to submit to such physical or mental evaluations and tests as the Bank's Board of Directors deems appropriate.

               1.1.4 "Dividend Rate" means the total dividends paid during the fiscal year divided by flea total stockholders' equity less preferred stock, measured as of the beginning of the fiscal year.

               1.1.5 "Extraordinary Items" means those items recognized by Generally Accepted Accounting Principles as extraordinary, that substantially affect shareholder equity and/or the Company's assets. Examples of such items are stock redemptions, mergers, acquisitions, stock splits and other items of that nature. The Company's Board of Directors, in its sole discretion, may designate other items of income or expense as extraordinary.

               1.1.6 "Growth of Stock Rate" means the percentage change in the Company's fair market value of common stock (the "Stock Price") over a one year period, measured on December 31 of each year. For example, awards for the 1997 Plan Year would be credited immediately after the 1998 Plan Year with the Growth of Stock Rate determined on December 31, 1998 by taking the per share Stock Price on December 31, 1998 less the per share Stock Price on December 31, 1997 divided by the December 31, 1997 per share Stock Price. The fair market value of the Company's common stock shall be determined as of December 31 of each Plan Year by computing the average price of all trades reported to the Company of the Company's common stock during the preceding twelve (12) months.

               1.1.7 "Interest" means that when an interest rate accrues or is provided for with regard to a benefit, interest shall accrue on a 365 day year, compounded quarterly.

               1.1.8  "Normal   Retirement  Age"  means  the  Executive's   65th
          birthday.

               1.1.9 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Employment.

               1.1.10 "Plan Year" means a 12 month calendar year. The initial Plan Year shall be 1997.

               1.1.11 "Termination of Employment" means the Executive ceasing to be employed by the Bank or the Company for any reason whatsoever, voluntary or involuntary, other than by reason of an approved leave of absence.


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                                    Article 2

                               Phantom Stock Award


     2.1 Phantom Stock Award Amount. The Bank's Board of Directors, in its sole discretion, shall determine the Executive's "Phantom Stock Award Percentage," as of December 31 of each Plan Year based on performance objectives established and achieved for the Plan Year.

The Phantom Stock Award Amount shall be calculated annually by taking the Executive's base salary for the applicable year times the Phantom Stock Award Percentage.

     2.2 Phantom Stock Deferral On December 31 of each Plan Year, the Bank shall defer the Phantom Stock Award Amount into the Phantom Stock Account as set forth in Article 3 of this Agreement.

                                    Article 3

                              Phantom Stock Account


     3.1 Establishing and Crediting. The Bank shall establish a Phantom Stock Account on its books for the Executive, and shall credit to the Phantom Stock Account the following amounts:

               3.1.1 Awards.  The Phantom Stock Award Amount as determined under
          Article 2.

               3.1.2 Interest. On December 31 of each Plan Year and immediately prior to the payment of any benefits under this Agreement, interest on the balance in the Phantom Stock Account since the preceding credit to that account under this Section 3.1.2, if any, at an annual rate, compounded annually, equal to the Growth of Stock Rate plus the Dividend Rate determined as of the end of the most recent completed fiscal year.

     3.2 Statement of Accounts. The Bank shall provide to the Executive, within 120 days of the end of each Plan Year this Agreement is in effect, a statement setting forth the Phantom Stock Account balance.

     3.3 Accounting Device Only. The Phantom Stock Account is solely a device for measuring amounts to be paid under this Agreement. The Phantom Stock Account is not a trust fund of any kind. The Executive is a general unsecured creditor of the Bank for the payment of benefits. The benefits represent the mere Bank's promise to pay such benefits. The Executive's

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rights  are  not  subject  in any  manner  to  anticipation,  alienation,  sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Executive's creditors.

                                    Article 4

                                Lifetime Benefits


         4.1 Normal Retirement Benefit. If the Executive terminates employment on or after the Normal Retirement Age for reasons other than death, the Bank shall pay to the Executive the benefit described in this Section 4.1 in lieu of any other benefit under this Agreement.

                  4.1.1 Amount of Benefit. The benefit under this Section 4.1 is the Phantom Stock Account balance at the Executive's Normal Retirement Date.

                  4.1.2 Payment of Benefit. The Bank shall pay the benefit amount described in Section 4.1.1 to the Executive in 180 equal monthly installments commencing on the first day of the month following the Executive's Normal Retirement Date. The Bank shall annuitize the benefit amount over 180 months crediting interest on the unpaid balance of the benefit amount at the annual rate of 8% during the installment period.

         4.2 Early Termination Benefit. If the Executive terminates employment before the Normal Retirement Age, and for reasons other than death or Disability, the Bank shall pay to the Executive the benefit described in this
Section 4.2 in lieu of any other benefit under this Agreement.

                  4.2.1 Amount of Benefit. The benefit amount under this Section
         4.2 is the Phantom Stock Account balance at the Executive's Termination of Employment.

                  4.2.2 Payment of Benefit. The Bank shall pay the benefit amount described in Section 4.2.1 to the Executive in 180 equal monthly installments commencing on the first day of the month following the Executive's Termination of Employment. The Bank shall annuitize the benefit amount over 180 months crediting interest on the unpaid balance of the benefit amount at an annual rate of 8% during the installment period.

         4.3 Disability Benefit. If the Executive terminates employment due to Disability prior to the Normal Retirement Age, the Bank shall pay to the Executive the benefit described in this Section 4.3 in lieu of any other benefit under this Agreement.

                  4.3.1 Amount of Benefit. The benefit amount under this Section
         4.3 is the Phantom Stock Account balance on the date of the Executive's Termination of Employment due to Disability.


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



                  4.3.2 Payment of Benefit. The Bank shall pay the benefit amount described in Section 4.3.1 to the Executive in 180 equal monthly installments commencing on the first day of the month following the Executive's Termination of Employment due to Disability. The Bank shall annuitize the benefit amount over 180 months crediting interest on the unpaid balance of the benefit amount at an annual rate of 8% during the installment period.

         4.4 Change of Control Benefit. Upon a Change of Control while the Executive is in the active service of the Bank or the Company, the Bank shall pay to the Executive the benefit described in this Section 4.4 in lieu of any other benefit under this Agreement.

                  4.4.1 Amount of Benefit. The benefit amount under this Section
         4.4 is the Phantom Stock Account balance at the date of the Executive's Termination of Employment upon a Change in Control.

                  4.4.2 Payment of Benefit. The Bank shall pay the benefit to the Executive in a lump sum within 60 days after a Change in Control.

         4.5 Hardship Distribution. Upon the Bank's determination (following petition by the Executive) that the Executive has suffered an unforeseeable financial emergency, the Bank shall distribute to the Executive all or a portion of the Phantom Stock Account balance as determined by the Bank, but in no event shall the distribution be greater than is necessary to relieve the financial hardship. An unforeseeable financial emergency means that an event arising from the death of a family member, divorce, sickness, i'~jury, catastrophe or similar event outside the control of the Executive occurs and the Bank's Board of Directors, in its sole discretion, approves of, in writing, of the hardship distribution.


                                    Article 5

                                 Death Benefits


         5.1 Death During Active Service. If the Executive dies while in the active service of the Bank or the Company, the Bank shall pay to the Executive's beneficiary the benefit described in this Section 5.1 in lieu of any other benefit under this Agreement.

                  5.1.1 Amount of Benefit. The benefit under this Section 5.1 is the Phantom Stock Account balance at the Executive's death.

                  5.1.2 Payment of Benefit. The Bank shall pay the benefit amount described in Section 5.1.1 to the Executive's beneficiary in 180 equal monthly installments payable on the first day of each month following the Executive's death. The Bank shall annuitize the

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         benefit amount over 180 months crediting interest on the unpaid balance of the benefit amount at the annual rate of 8% during the installment period.

         5.2 Death During Benefit Period. If the Executive dies after benefit payments have commenced under this Agreement but before receiving all such payments, the Bank shall pay the remaining benefits to the Executive's beneficiary at the same time and in the same amounts that would have been paid to the Executive had the Executive survived.

                                    Article 6

                                  Beneficiaries


         6.1 Beneficiary Designations. The Executive shall designate a beneficiary by filing a written designation with the Bank. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and accepted by the Bank during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's surviving spouse, if any, and if none, to the Executive's surviving children and the descendants of any deceased child by right of representation, and if no children or descendants survive, to the Executive's estate. If a beneficiary dies after beginning to receive payments hereunder, then such payments shall continue to be paid to the beneficiary's estate.

         6.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Bank may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Bank from all liability with respect to such benefit.

                                    Article 7

                               General Limitations


         7.1 Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement:

                  (a) To the extent the benefit would be "an excess parachute payment" as that term is defined under Section 2800 of the Code; or


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                  (b) If the Bank,  the Company or any  affiliate of the Bank or the Company that may employ Executive terminates the Executive's employment for "cause," which shall include:

                         (i) Gross negligence or gross neglect of duties;

                         (ii) Commission of a felony or of a misdemeanor involving moral turpitude; or

                         (iii) Fraud, disloyalty, dishonesty or willful violation of any law or significant Bank or Company policy or commission or omission of any act committed in connection with the Executive's employment and resulting in an adverse effect on the Bank or the Company.

         7.2 Suicide or Misstatement. If the Executive commits suicide within two years after the date of this Agreement, or if the Executive has made any material misstatement of fact on any application for life insurance purchased by the Bank.


                                    Article 8

                          Claims and Review Procedures


         8.1 Claims Procedure. The Bank shall notify the Executive, the Executive's beneficiary or any other person which makes a claim under this Agreement (the "Claimant") in writing, within ninety (90) days of his or her written application for benefits, of his or her eligibility or ineligibility for benefits under the Agreement. If the Bank determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the~ Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Bank determines that there are special circumstances requiring additional time to make a decision, the Bank shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

         8.2 Review Procedure. If the Claimant is determined by the Bank not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Bank by filing a petition for review with the Bank within sixty (60) days after receipt of the notice issued by the Bank. Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Bank

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of the petition,  the Bank shall afford the Claimant  (and  counsel,  if any) an opportunity to present his or her position to the Bank orally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Bank shall notify the Claimant of its decision in writing within the sixty day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Bank, but notice of this deferral shall be given to the Claimant.


                                    Article 9

                           Amendments and Termination


         This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Executive.


                                   Article 10

                                  Miscellaneous


         10.1 Binding Effect. This Agreement shall bind the Executive, the Bank and the and their beneficiaries, survivors, executors, administrators and transferees.

         10.2 No Guaranty of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Bank or the Company, nor does it interfere with the Bank's or the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

         10.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

         10.4 Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

         10.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of South Carolina, except to the extent preempted by the laws of the United States of America.


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         10.6 Unfunded  Arrangement.  The Executive and  beneficiary are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Bank to which the Executive and beneficiary have no preferred or secured claim.

         10.7 Entire Agreement. This Agreement constitutes the entire agreement between the Bank, the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

         10.8 Administration. The Bank's Board of Directors shall have powers which are necessary to administer this Agreement, including but not limited to:

               (a) Interpreting the provisions of the Agreement;

               (b) Establishing and revising the method of accounting for the Agreement;

               (c) Maintaining a record of benefit payments; and

               (d) Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

         IN WITNESS WHEREOF, the Executive, a duly authorized Bank officer, and a duly authorized Company officer have signed this Agreement.


                              [SIGNAUTRES OMITTED]


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